TRUST FOR PROFESSIONAL MANAGERS
CODE OF ETHICS
Adopted: April 27, 2005
As Amended: October 26, 2018

1.	BACKGROUND

Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), requires Trust for Professional Managers (the “Trust”), as a registered investment company, to adopt a written Code of Ethics. The Rule also requires investment advisers (including sub-advisers) to and principal underwriters for each of the series of the Trust (each a “Fund Organization”) to adopt a written Code of Ethics (subject to the exception for principal underwriters in Rule 17j-1(c)(3)) and to report to the Board of Trustees of the Trust (the “Board”) any material compliance violations. The Board may only approve a Code of Ethics after it has made a determination that the Code of Ethics contains provisions reasonably designed to prevent “access persons” (as defined in Appendix 1 hereto) from engaging in the unlawful conduct specified in Section 3 below. In addition, certain key “Investment Personnel” (as defined in Appendix 1 hereto) of a Fund Organization are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an “IPO”) or private placement (a “Limited Offering”). Each Fund Organization whose Code of Ethics has been approved by the Board is not subject to the Trust’s Code of Ethics (the “Code”), unless otherwise stated herein. Access Persons of the Trust (defined below) are not subject to a Fund Organization’s Code of Ethics, unless otherwise stated herein.

2.	DEFINITIONS

For definitions of capitalized terms used herein, see Appendix 1.

3.	GENERAL PROHIBITIONS UNDER THE RULE

The Rule prohibits unlawful conduct by affiliated persons of the Trust (including Fund Organizations and affiliated persons of the Fund Organizations). Specifically, it is unlawful for any of these persons to:

(a) employ any device, scheme or artifice to defraud a Fund;

(b)
make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

(c)	to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

(d) to engage in any manipulative practice with respect to a Fund.

4.	CHIEF COMPLIANCE OFFICER

In order to meet the requirements of the Rule, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the “Reports”). The Board, including a majority of those Trustees who are not “interested persons” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act (“Independent Trustees”)  will appoint  a chief compliance officer of the Trust (the “Chief Compliance Officer” or “CCO”).  The CCO, or her designee, will receive and review Reports delivered by each Access Person of the Trust in accordance with Section 5 below. The CCO will report to the Board any material violations of the Code of Ethics in accordance with Section 7 below.

5.	ACCESS PERSON REPORTS

The CCO, or her designee, shall: (1) notify an individual if s/he qualifies as an Access Person under the Code, and (2) maintain a list of all Access Persons (see Appendix 2). All Access Persons are required to submit the following reports to the Chief Compliance Officer for THEMSELVES AND ANY IMMEDIATE FAMILY MEMBER residing at the same address. In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain comparable information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the CCO (see Appendix 3 for the form of an Authorization Letter):

(a)
INITIAL HOLDINGS REPORT. Within ten days of becoming an Access Person (and the information must be current as of no more than 45 days prior to becoming an Access Person), each Access Person must submit a signed report that contains the following information:

(1)
The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Covered Security and/or Reportable Fund in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(2)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3) The date the report is submitted by the Access Person.

A form of the INITIAL HOLDINGS REPORT is attached as Appendix 4.

(b)	QUARTERLY TRANSACTION REPORTS. Within thirty days of the end of each calendar quarter, each Access Person must submit a signed report that contains the following information:

(1)	With respect to any transaction during the quarter in a Covered Security and/or Reportable Fund in which the Access Person had any direct or indirect beneficial ownership:

(i)
The date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each Covered Security and/or Reportable Fund involved;

(ii)	The nature of the transaction (i.e., purchase, sale, vesting, etc.);

(iii)	The price of the Covered Security and/or Reportable Fund at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(v) The date that the report is submitted by the Access Person.

(2)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:
(i)	The name of the broker, dealer or bank with whom the Access Person established the account;

(ii) The date the account was established; and

(iii) The date that the report is submitted by the Access Person.

A form of the QUARTERLY TRANSACTION REPORT is attached as Appendix 5.

(c)
ANNUAL HOLDINGS REPORTS. Within 45 days of the end of each calendar year end, the Access Person must submit a signed report that contains the following information (and the information must be current as of no more than 45 days prior to the date of the report):

(1)
The title and type of security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares or the principal amount of each Covered Security and/or Reportable Fund in which the Access Person had any direct or indirect beneficial ownership;

(2)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3)	The date the report is submitted by the Access Person.

A form of the ANNUAL HOLDINGS REPORT is attached as Appendix 6.

6.	EXCEPTIONS TO REPORTING REQUIREMENTS

(a)	PRINCIPAL UNDERWRITER. An Access Person of a Fund’s principal underwriter is not required to make any Reports under Section 5 above if the principal underwriter:

(1)	is not an affiliated person of the Trust or any investment adviser to a Fund.

(2)	has no officer, director or general partner who serves as an officer, director or general partner of the Trust or of any investment adviser to a Fund.

(b)	INDEPENDENT TRUSTEE. An Independent Trustee of the Trust is not required to:

(1)	file an INITIAL HOLDINGS REPORT or ANNUAL HOLDINGS REPORT; and

(2)
file a QUARTERLY TRANSACTION REPORT, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during a 15 day period immediately before or after his or her transaction in a Covered Security, that a Fund purchased or sold the Covered Security, or a Fund or its investment adviser considered purchasing or selling the Covered Security.

7.	ADMINISTRATION OF THE CODE OF ETHICS - REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

(a)	The CCO, on behalf of the Trust, must use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics;

(b)
The CCO, on behalf of the Trust, shall circulate this Code and receive an acknowledgement from each Access Person that the Code of Ethics has been read and understood, any time the Code is amended, and at least annually thereafter (an Annual Acknowledgement form is attached hereto as Appendix 7);

(c)	The CCO, on behalf of the Trust, shall review all Reports to determine whether a possible violation of the Code and/or other applicable trading policies and procedures may have occurred.

No Access Person shall review his or her own Report(s). The CCO shall appoint an alternate to review his or her own Reports if the CCO is also an Access Person.

(d)
On an annual basis, the CCO, on behalf of the Trust, shall prepare a written report describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information for review by the Board;

(e)
On an annual basis, the CCO, on behalf of the Trust, shall certify to the Board of Trustees that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics; and

(f)
As the Trust relies on each Fund Organization to administer its own Code of Ethics, the CCO shall request reporting from each Fund Organization with respect to any violations of such Fund Organization’s Code of Ethics.

8.	COMPLIANCE WITH OTHER SECURITIES LAWS

This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or if a transaction directly or indirectly involves themselves and the Trust other than the purchase or redemption of shares of a Fund or the performance of their normal business duties.

In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on access persons and others in certain situations. It is expected that access persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

9.	PROHIBITED TRADING PRACTICES

(a)
No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in such security if to his or her actual knowledge at the time of such purchase or sale:

(i)	the security is being considered for purchase or sale by a Fund;

(ii)	the security is in the process of being purchased or sold by a Fund; or

(iii)	the security is or has been held by a Fund within the most recent 15 day period.

(b)
Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund’s investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

(c)	No Access Person may trade ahead of a Fund - a practice known as “frontrunning.”

10.	SANCTIONS

As to any material violation of this Code of Ethics, each Fund Organization shall adopt trading policies and procedures that provide for sanctions of the Access Persons. Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person’s employment file; (2) a suspension from employment; and/or (3) termination from employment.

The Board may also impose sanctions as it deems appropriate, including sanctions against the Fund Organization or the Fund Organization’s chief compliance officer for failure to adequately supervise its Access Persons.

11.	RECORD RETENTION

All Trust records shall be maintained in accordance with Rule 17j-1(f) under the Investment Company Act. Rule 17j-1(f) mandates the following recordkeeping requirements:

(a)	A copy of each Trust Code of Ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

(b)	A record of any violation of the Trust’s Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years;

(c)	A copy of each report made by an Access Person, as required by the Trust’s Code of Ethics, must be maintained for at least five years, the first two in an easily accessible place;

(d)
A record of all persons, currently or within the past five years, who are or were required to make reports under the Trust’s Code of Ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

(e)	A copy of each report required by Section 7(d) and Section 7(e) of the Trust’s Code of Ethics must be maintained for at least five years, the first two in an easily accessible place; and

(f)
A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Persons of the securities described in Section 9(b) of the Trust’s Code of Ethics, for at least five years after the end of the year in which the approval is granted

ADDENDUM TO

TRUST FOR PROFESSIONAL MANAGERS
CODE OF ETHICS

NON-PUBLIC INFORMATION

No Access Person may, directly or indirectly, communicate to any person (“Third Party”) any non-public information relating to any (i) shareholder of a series of the Trust or (ii) issuer of any security, except to the extent necessary to comply with applicable law.

However, an Access Person may disclose the information in (i) and (ii) above to a Third Party who is:

(a)	an Access Person;

(b)	an approved agent of the Trust (e.g., legal counsel, auditors, etc.); or

(c)	an Access Person or approved agent of a series of the Trust to which the information relates and the Third Party has a legitimate business purpose for knowledge of such information.

Trust for Professional Managers

Code of Ethics

APPENDIX 1

DEFINITIONS

ACCESS PERSON

(i) any director/trustee, officer, general partner, Investment Personnel, or Advisory Person of the Trust or of an investment adviser to the Trust; (ii) any supervised person of an investment adviser to the Trust who has access to nonpublic information regarding the portfolio holdings of any series of the Trust (a “Fund”), or who is involved in making securities recommendations for a Fund; and (iii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

ADVISORY PERSON

(i) any employee of a Fund or of a Fund’s investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Fund or an investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

CONSIDERED FOR PURCHASE OR SALE

A Security is being “considered for purchase or sale” if the Adviser has placed it on a restricted list (or in a similarly designated grouping) or within the last 15 calendar days has presented the Security to its investment committee (or similarly designated portfolio manager(s)) for consideration of purchase or sale.

CONTROL

The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

COVERED SECURITY

Includes any Security (see below) but does not include (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (i.e., mutual funds) other than Reportable Funds. Also, Covered Security does not include a Reportable Fund that is a component of a fund of funds.

FUND

A series of the Trust.

IMMEDIATE FAMILY MEMBER

Includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, father‑in‑law, mother‑in‑law, son-in-law, daughter-in-law, sister-in-law, brother-in-law (including adoptive relationship).

INITIAL PUBLIC OFFERING (IPO)

An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

INVESTMENT PERSONNEL

(i) any employee of the Trust, a Fund or investment adviser (or of any company in a control relationship to the Trust, a Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by the Fund; and (ii) any natural person who controls the Trust, a Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

LIMITED OFFERING

An offering that is exempt from registration under the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

PURCHASE OR SALE OF A COVERED SECURITY

Includes, among other things, the writing of an option to purchase or sell a Covered Security.

REPORTABLE FUND

Includes, for a particular Access Person, any Fund, any registered investment company, including a Fund, for which the investment adviser with whom the Access Person is associated, if any, (the “Associated Adviser”) serves as investment adviser (as defined in Section 2(a)(20) of the Investment Company Act) or any registered investment company, including a Fund, whose investment adviser or principal underwriter controls the Associated Adviser, is controlled by the Associated Adviser, or is under common control with the Associated Adviser.

SECURITY

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, cryptocurrency1, fractional undivided interest in oil, gas, or other mineral  rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

SECURITY HELD OR TO BE ACQUIRED BY THE FUND

(i) any Covered Security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraphs (a) or (b) above.

TRANSACTION

A transaction includes any type of acquisition or disposition of a Covered Security and/or Reportable Fund.  This includes contributions (including employer matching contributions) to any form of pension; profit sharing; 401(k); or IRA that is invested in a Covered Security and/or Reportable Fund.  It also includes the vesting of options and/or restricted stock with respect to a Covered Security and/or Reportable Fund as well as any dispositions associated with the vesting process.

1 A cryptocurrency is a digital currency in which encryption techniques are used to regulate the generation of units of currency and verify the transfer of funds, operating independently of a central bank. The legal status of cryptocurrencies as a “security” that must be registered with the Securities and Exchange Commission is currently undetermined and may depend on the exact offering and transaction of a cryptocurrency, including whether it is part of an Initial Coin Offering (“ICO”). Due to this uncertainty, cryptocurrencies, other than Bitcoin and Ether, will be treated as “securities” for purposes of this Code.

Trust for Professional Managers
Code of Ethics

APPENDIX 2

LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL

Name	Title	Acknowledgement of Receipt of Code of Ethics	Is this person also an Investment Personnel

Trust for Professional Managers
Code of Ethics

APPENDIX 3

Form of Authorization Letter

Name of Broker Address	Date

Re: Brokerage Statements of [name of employee]

Ladies and Gentlemen:

The above referenced person is an employee of [name of Fund Organization]. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee’s brokerage statements and transaction confirmations to:

[Compliance Officer] [Fund Organization] [Address]

Should you have any questions, please contact the undersigned at [number].

Very truly yours,

AUTHORIZATION:

I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

Signature:_________________
Name:
SSN:
Account Number:

Trust for Professional Managers
Code of Ethics

APPENDIX 4

INITIAL HOLDINGS REPORT
(to be completed within ten days of becoming an Access Person)

Date of Report:

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1.	HOLDINGS

Name and Type of Covered Security and/or Reportable Fund	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2.	BROKERAGE ACCOUNTS

Name of Institution and Account Holder’s Name(i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Name:

Date:

Signature:

Reviewed:
(compliance officer signature)

Date:

Trust for Professional Managers
Code of Ethics

APPENDIX 5
QUARTERLY TRANSACTION REPORT

(to be completed within thirty days of the quarter-end)

Date of Report:

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1.	TRANSACTIONS

Name and Title of Covered Security and/or Reportable Fund	Ticker Symbol or CUSIP	Broker	Number of Shares or Interest Rate, Maturity Date & Principal Amount	Nature of Transaction (i.e., buy, sale)	Purchase Price	Date of Transaction

2.	BROKERAGE ACCOUNTS OPENED DURING QUARTER

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Date Account was Established	Have you requested duplicate statements?

Name:

Date:

Signature:

Reviewed:
(compliance officer signature)

Date:

Trust for Professional Managers
Code of Ethics

APPENDIX 6

ANNUAL HOLDING REPORT

(to be completed within 45 days of the date of the Report)

Date of Report:

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1.	HOLDINGS

Name and Type of Covered Security and/or Reportable Fund	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2.	BROKERAGE ACCOUNTS

Name of Institution and Account Holder’s Name(i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Name:

Date:

Signature:

Reviewed:
(compliance officer signature)

Date:

Trust for Professional Managers
Code of Ethics

APPENDIX 7

ANNUAL ACKNOWLEDGEMENT FORM

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, the Trust for Professional Managers Code of Ethics.

By:

Name:

Title:

Date: